PRO FORMA FINANCIAL INFORMATION
The following unaudited pro forma condensed combined financial information is based on the historical financial statements of Valley National Bancorp (“Valley”) and Oritani Financial Corp. (“Oritani”) and has been prepared to illustrate the financial effect of the merger of Oritani with and into Valley. The following unaudited pro forma condensed combined financial information combines the historical consolidated financial position and results of operations of Valley and its subsidiaries and Oritani and its subsidiaries, as an acquisition by Valley of Oritani using the acquisition method of accounting and giving effect to the related pro forma adjustments described in the accompanying notes. Under the acquisition method of accounting, the assets and liabilities of Oritani are recorded by Valley at their respective fair values as of the date the merger is completed. The unaudited pro forma condensed combined balance sheet gives effect to the transaction as if the transaction had occurred on September 30, 2019. The unaudited pro forma condensed combined income statements for the nine months ended September 30, 2019 and year ended December 31, 2018 give effect to the transaction as if the transaction had become effective at the beginning of the periods presented.
These unaudited pro forma condensed combined financial statements reflect the merger of Oritani with and into Valley based upon estimated preliminary acquisition accounting adjustments. Actual adjustments will be made as of the effective date of the merger and, therefore, may differ from those reflected in the unaudited pro forma condensed combined financial information. The fair values are estimates as of the date hereof and actual amounts are still in the process of being finalized. Fair values are subject to refinement for up to one year after the closing date as additional information regarding the closing date fair values becomes available.
The unaudited pro forma condensed combined financial statements included herein are presented for informational purposes only and do not necessarily reflect the financial results of the combined company had the companies actually been combined at the beginning of the period presented. The adjustments included in these unaudited pro forma condensed financial statements are preliminary and may be revised. Estimated merger costs, exclusive of estimated fair value adjustments are excluded from the pro forma financial statements. This information also does not reflect the benefits of the expected cost savings and expense efficiencies, opportunities to earn additional revenue, potential impacts of current market conditions on revenues, or asset dispositions, among other factors, including adoption of the Financial Accounting Standards Board’s current expected credit loss standard, and contains various preliminary estimates and may not necessarily be indicative of the financial position or results of operations that would have occurred if the merger had been consummated on the date or at the beginning of the period indicated or which may be attained in the future.

VALLEY NATIONAL BANCORP
CONSOLIDATED PRO FORMA STATEMENTS OF FINANCIAL CONDITION (Unaudited)
(in thousands)

	September 30, 2019
	Valley	Oritani
	Historical	Historical	Adjustments[1]		Pro Forma
Assets
Cash and Interest bearing deposits with banks	$498,237	$20,312	$—		$518,549
Investment securities	3,721,819	353,793	2,820	[2]	4,078,432
Loans held for sale	41,621	—	—		41,621
Loans	26,567,159	3,449,876	(28,010)	[3]	29,989,025
Less: Allowance for loan losses	(161,853)	(28,608)	28,608	[3]	(161,853)
	26,405,306	3,421,268	598		29,827,172
Goodwill	1,084,665	—	225,308	[4]	1,309,973
Other intangible assets, net	68,150	—	20,690	[5]	88,840
Other assets	1,945,741	194,285	9,044	[6]	2,149,070
Total Assets	$33,765,539	$3,989,658	$258,460		$38,013,657

Liabilities
Deposits:
Non-interest bearing	$6,379,271	$150,707	$—		$6,529,978
Interest bearing	19,166,851	2,785,840	9,473	[7]	21,962,164
Total deposits	25,546,122	2,936,547	9,473		28,492,142
Borrowings	4,137,681	426,563	3,686	[8]	4,506,300
Other liabilities	529,661	97,248	2,056	[9]	684,595
Total Liabilities	30,207,464	3,460,358	15,215		33,683,037
Shareholders’ Equity
Preferred equity	209,691	—	—		209,691
Common equity	3,348,384	529,300	243,245	[10]	4,120,929
Total Shareholders’ Equity	3,558,075	529,300	243,245		4,330,620
Total Liabilities and Shareholders’ Equity	$33,765,539	$3,989,658	$258,460		$38,013,657

VALLEY NATIONAL BANCORP
CONSOLIDATED PRO FORMA STATEMENTS OF INCOME (Unaudited)
(in thousands, except for share data)

	For the Nine Months Ended September 30, 2019
	Valley	Oritani
	Historical	Historical		Adjustments[1]		Pro Forma

Interest Income
Interest and fees on loans	$883,595	$109,677		$1,050	[11]	$994,322
Interest and dividends on investment securities	89,685	8,292		(344)	[12]	97,633
Other interest income	3,947	128		—		4,075
Total interest income	977,227	118,097		706		1,096,030
Interest Expense
Interest on deposits	231,597	34,951		(541)	[13]	266,007
Interest on borrowings	86,123	9,789		(2,005)	[14]	93,907
Total interest expense	317,720	44,740		(2,546)		359,914
Net Interest Income	659,507	73,357		3,252		736,116
Provision for credit losses	18,800	—		—		18,800
Net Interest Income After Provision for Credit Losses	640,707	73,357		3,252		717,316
Non-Interest Income
Trust and investment services	9,296	—		—		9,296
Insurance commissions	7,922	—		—		7,922
Service charges on deposit accounts	17,634	1,383		—		19,017
Gains on sales of loans, net	13,700	—		—		13,700
Other	127,874	1,914		—		129,788
Total non-interest income	176,426	3,297		—		179,723
Non-Interest Expense
Salary and employee benefits expense	236,559	18,399		—		254,958
Net occupancy and equipment expense	86,789	2,277		—		89,066
FDIC insurance assessment	16,150	540		—		16,690
Amortization of other intangible assets	13,175	—		1,606	[15]	14,781
Amortization of tax credit investments	16,421	—		—		16,421
Other	66,315	6,041		—		72,356
Total non-interest expense	435,409	27,257		1,606		464,272
Income Before Income Taxes	381,724	49,397		1,646		432,767
Income tax expense	110,035	11,736		478	[16]	122,249
Net Income	$271,689	$37,661		$1,168		$310,518
Dividends on preferred stock	9,516	—		—		9,516
Net Income Available to Common Shareholders	$262,173	$37,661		$1,168		$300,002
Earnings Per Common Share:
Basic	$0.79	$0.87		$(0.04)		$0.75
Diluted	$0.79	$0.86		$(0.04)		$0.75
Weighted Average Number of Common Shares Outstanding:
Basic	331,716,652	43,205,552	[17]	23,853,864	[18]	398,776,067
Diluted	333,039,436	43,849,292	[17]	24,240,108	[18]	401,128,836

VALLEY NATIONAL BANCORP
CONSOLIDATED PRO FORMA STATEMENTS OF INCOME (Unaudited)
(in thousands, except for share data)

	For the Year Ended December 31, 2018
	Valley	Oritani
	Historical	Historical		Adjustments[1]		Pro Forma

Interest Income
Interest and fees on loans	$1,033,993	$144,360		$469	[11]	$1,178,822
Interest and dividends on investment securities	122,019	10,177		(185)	[12]	132,011
Other interest income	3,236	—		—		3,236
Total interest income	1,159,248	154,537		284		1,314,069
Interest Expense
Interest on deposits	190,353	35,459		(721)	[13]	225,091
Interest on borrowings	111,692	12,082		(2,297)	[14]	121,477
Total interest expense	302,045	47,541		(3,018)		346,568
Net Interest Income	857,203	106,996		3,302		967,501
Provision for credit losses	32,501	(2,000)		2,000		32,501
Net Interest Income After Provision for Credit Losses	824,702	108,996		1,302		935,000
Non-Interest Income
Trust and investment services	12,633	—		—		12,633
Insurance commissions	15,213	—		—		15,213
Service charges on deposit accounts	26,817	1,410		—		28,227
Gains on sales of loans, net	20,515	—		—		20,515
Other	58,874	3,049		—		61,923
Total non-interest income	134,052	4,459		—		138,511
Non-Interest Expense
Salary and employee benefits expense	333,816	23,252		—		357,068
Net occupancy and equipment expense	108,763	3,161		—		111,924
FDIC insurance assessment	28,266	1,185		—		29,451
Amortization of other intangible assets	18,416	—		2,985	[15]	21,401
Amortization of tax credit investments	24,200	—		—		24,200
Other	115,600	12,558		—		128,158
Total non-interest expense	629,061	40,156		2,985		672,202
Income Before Income Taxes	329,693	73,299		(1,683)		401,309
Income tax expense	68,265	19,545		(478)	[16]	87,332
Net Income	261,428	53,754		(1,205)		$313,977
Dividends on preferred stock	12,688	—		—		12,688
Net Income Available to Common Shareholders	$248,740	$53,754		$(1,205)		$301,289
Earnings Per Common Share:
Basic	$0.75	$1.21		$0.00		$0.75
Diluted	$0.75	$1.20		$0.00		$0.75
Weighted Average Number of Common Shares Outstanding:
Basic	331,258,964	44,251,796	[17]	24,388,859	[18]	399,899,619
Diluted	332,693,718	44,881,417	[17]	24,766,632	[18]	402,341,766

Notes to Pro Forma Combined Condensed Consolidated Financial Statements (Unaudited)

1.
Estimated merger costs, exclusive of estimated fair value adjustments, of $29.3 million (net of $12.0 million of taxes) are excluded from the pro forma financial statements. It is expected that these costs will be recognized over time. Valley’s cost estimates are forward-looking. The type and amount of actual costs incurred could change, possibly materially, from these estimates if future developments differ from the underlying assumptions used by management in determining the current estimate of these costs. The current estimates of the merger costs, exclusive of estimated fair value adjustments, primarily comprised of anticipated cash charges, are as follows:

(in thousands)

Change in control, severance and retention plan payments	$22,400
Professional fees*	9,717
Data processing, termination and conversion	9,185
Pre-tax merger costs	41,302
Taxes	11,994
Total merger costs	$29,308
______
* A portion of professional fees are not tax deductible.

2.	Adjustment to reflect the estimated fair value of acquired investment securities.

3.	Adjustment to reflect acquired loans at their estimated fair value; the allowance for credit losses is therefore reversed.

4.	Adjustment to reflect preliminary estimated goodwill from this business transaction.

5.	Adjustment to reflect core deposit intangibles.

6.
Adjustment to reflect, among other items, approximately $2.8 million to net deferred tax assets due to the business combination, $2.1 million to the right of use asset related to acquired operating lease assets and $5.1 million to reflect acquired property, plant and equipment at their estimated fair value.

7.	Adjustment to reflect the preliminary estimate of fair value on interest-bearing deposits.

8.	Adjustment to reflect the preliminary estimate of fair value on borrowings.

9.	Adjustment to reflect the lease liability related to acquired operating leases.

10.	Adjustment primarily reflects the elimination of Oritani Financial Corp. shareholders’ equity.

		Nine Months Ended	Year Ended
		September 30, 2019 (in thousands)	December 31, 2018 (in thousands)
11.	Yield adjustment for interest income on loans	$1,050	$469
12.	Yield adjustment for interest income on investment securities	(344)	(185)
13.	Yield adjustment for interest expense on interest bearing deposits	(541)	(721)
14.	Yield adjustment for interest expense on borrowings	(2,005)	(2,297)

15.	Adjustment reflects the net increase in amortization of other intangible assets from the acquired other intangible assets.

16.	Represents income tax expense on the pro-forma adjustments at the estimated rate of 29.04 percent for the nine months ended September 30, 2019 and 28.38 percent for the year ended December 31, 2018.

17.	Number of basic and diluted common shares outstanding for Oritani is the weighted average share count aligned with Valley’s reporting period.

18.
Adjustment reflects the additional number of basic and diluted common shares issued by Valley which is reduced by the number of common shares related to the termination of Oritani’s Employee Stock Ownership Plan loan balance.